SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): December 21, 2004

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 21, 2004, Cell Therapeutics, Inc. (the “Corporation”) and PolaRx Biopharmaceuticals, Inc., a wholly-owned subsidiary of the Corporation (“PolaRx”), entered into a Financing Agreement with PharmaBio Development, Inc., a wholly-owned subsidiary of Quintiles Transnational Corp. (“PharmaBio”) (the “Agreement”), pursuant to which PharmaBio will provide $25,000,000 in cash to the Corporation and will make available an additional $5,000,000 in preclinical and clinical services, in exchange for which the Corporation agreed to pay royalties based on a percentage of net sales of TRISENOX in the United States and certain European countries (the “Territory”) to PharmaBio. The minimum payment obligation under the Agreement, subject to increase under certain circumstances, is $53 million. The Agreement provides for various covenants of the Corporation related to the development and marketing of TRISENOX. The Agreement also provides for accelerated payment or early termination (i) by the Corporation’s payment of a termination payment upon (a) a Change of Control (as defined in the Agreement) (if the Agreement is not assumed in such Change of Control or the acquiring/successor entity and PharmaBio do not agree to a continuation of such relationship upon different terms), or (b) a divestiture by the Corporation of TRISENOX, which termination payment may, if effected in 2005, at the Corporation’s election, include cash plus the issuance of shares of the Corporation’s common stock, or (ii) by PharmaBio upon an Event of Default (as defined in the Agreement). Any payment to PharmaBio through issuance of the Corporation’s common stock will be effected pursuant to an exemption under Section 4(2) of the Securities Act of 1933, as amended. The parties entered into a Registration Rights Agreement which governs any such issuance of common stock of the Corporation. The Corporation’s payment obligations under the Agreement are (a) secured by substantially all of the assets of the Corporation and PolaRx directly related to TRISENOX in the Territory and a pledge of the stock of PolaRx, and (b) guaranteed by PolaRx.

The Financing Agreement, Guaranty Agreement, Security Agreement, Registration Rights Agreement and press release related to the Agreement are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 99.1 to this Current Report on Form 8-K and the information set forth therein is incorporated by reference into this Current Report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See above.

Item 8.01. Other Events.

On December 22, 2004, the Corporation issued a press release announcing that it closed its previously disclosed registered direct offering. The Corporation sold an aggregate of 2,585,915 shares of its common stock at a purchase price of $7.10 per share, for aggregate gross proceeds of approximately $18.4 million.

A copy of the Corporation’s press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The form of Securities Purchase Agreement that the Corporation entered into with each investor is attached as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits:

10.1†	Financing Agreement dated December 21, 2004 among Cell Therapeutics, Inc., PolaRx Biopharmaceuticals, Inc. and PharmaBio Development, Inc.

10.2	Guaranty Agreement dated December 21, 2004 between PolaRx Biopharmaceuticals, Inc. and PharmaBio Development, Inc.

10.3	Security Agreement dated December 21, 2004 among Cell Therapeutics, Inc., PolaRx Biopharmaceuticals, Inc. and PharmaBio Development, Inc.

10.4	Registration Rights Agreement dated December 21, 2004 among Cell Therapeutics, Inc., PolaRx Biopharmaceuticals, Inc. and PharmaBio Development, Inc.

99.1	Press release of the Corporation dated December 21, 2004

99.2	Press release of the Corporation dated December 22, 2004

99.3	Form of Securities Purchase Agreement between the Corporation and each investor

†	Portions of this exhibit have been redacted and filed separately with the Commission along with a confidential treatment request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: December 23, 2004	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number
10.1†	Financing Agreement dated December 21, 2004 among Cell Therapeutics, Inc., PolaRx Biopharmaceuticals, Inc. and PharmaBio Development, Inc.

10.2	Guaranty Agreement dated December 21, 2004 between PolaRx Biopharmaceuticals, Inc. and PharmaBio Development, Inc.

10.3	Security Agreement dated December 21, 2004 among Cell Therapeutics, Inc., PolaRx Biopharmaceuticals, Inc. and PharmaBio Development, Inc.

10.4	Registration Rights Agreement dated December 21, 2004 among Cell Therapeutics, Inc., PolaRx Biopharmaceuticals, Inc. and PharmaBio Development, Inc.

99.1	Press release of the Corporation dated December 21, 2004

99.2	Press release of the Corporation dated December 22, 2004

99.3	Form of Securities Purchase Agreement between the Corporation and each investor

†	Portions of this exhibit have been redacted and filed separately with the Commission along with a confidential treatment request.